                 MASTER AGREEMENT
            AND SUBORDINATION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 5th day of September,1997 (the "Effective
Date") by and between Emeritus Corporation, a Washington corporation ("Emeritus"), Emeritus
Properties I, Inc., a Washington corporation ("EP
I") and Mississippi Baptist Health Systems, Inc., a Mississippi non profit corporation (the
"System").

                     RECITALS


     A.   EP I, a wholly owned subsidiary of
Emeritus, is the lessee and licensed operator of that 80 unit assisted living facility known as Ridgeland Court and located in Ridgeland, Mississippi (the "Facility") under the terms of a Facility Lease Agreement dated March 15,1996 executed by Meditrust Acquisition Corporation I,
Inc., a Delaware corporation ("Meditrust"), as Lessor and EP I, as Lessee (the "Lease") which
Lease has been guaranteed by Emeritus.

     B.   The System is interested in
participating with EP I in the operations of the Ridgeland Facility and participating with Emeritus in the development and operation of additional assisted living facilities in the State of Mississippi (the "Additional Facilities").

     C.   Emeritus, EP I and the System are
interested in documenting the terms and conditions under which the System will participate in the operations of the Ridgeland Facility and in the development and operation of the Additional
Facilities.

     NOW, THEREFORE, in consideration of the
foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS :

AGREEMENT


     1.   INITIAL PAYMENT. Concurrently with the
execution of this Agreement the System will deposit with Emeritus One Hundred Thousand and no/100 Dollars ($100,000) (the "Initial Payment").

     2.   ECONOMIC INTEREST.

      (a) Concurrently with the execution of this Agreement, EP I shall grant the System a 50%
Economic Interest (as hereinafter defined) in the Ridgeland Facility (the "Economic Interest
Assignment").

      (b) For purposes hereof, the term 50%
Economic Interest" shall mean a 50% interest in the Net Profits, Net Losses and Net Cash Proceeds
(as hereinafter defined) of the Ridgeland
Facility. For purposes hereof, the term "Net
Profits" and "Net Losses" shall mean the net operating profits or net operating losses of the Ridgeland Facility, after the payment of all

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

ordinary expenses incurred by EP I in the operation of the Ridgeland Facility, including, but not limited to, the Rent (as defined in the Lease) due under the Lease and the term "Net Cash
Proceeds" shall mean the net proceeds (remaining after the payment of all indebtedness then outstanding with respect to the Ridgeland
Facility, including indebtedness owing to Emeritus and after the return to Emeritus and/or the System of any equity invested in the Ridgeland Facility) resulting from the sale of all or substantially all of the assets of the Ridgeland Facility, all as determined in accordance with generally accepted accounting principles.

     (c) EP I shall determine no later than ninety
(90) days after the end of each fiscal year whether or not there are any Net Profits, Net
Losses or Net Cash Proceeds available for allocation or distribution to the parties and, if and to the extent available for distribution or allocation, shall allocate or distribute the same within thirty (30) days thereafter.

     (d) EP I, Emeritus and the System acknowledge and agree that nothing herein shall be construed as requiring the System to fund the net operating losses of the Ridgeland Facility prior to the earlier to occur of (i) the satisfaction of the Release and Development Conditions (as hereinafter defined) on or prior to the expiration of the Release and Development Period (as hereinafter defined) or (ii) the failure of the Release and Development Conditions prior to the expiration of the Release and Development Period and the affirmative election by the System to exercise the rights granted to it under Section 6(a)(ii) of this Agreement, at which time Assignee's obligations with respect to such operating losses shall be as set forth in this Master Agreement.

      3.  SUBORDINATION. The System acknowledges
and agrees that Emeritus and EP I have secured the consent of Meditrust to the assignment of the Economic Interest on the specific condition that any payments to the System due with respect to the Economic Interest are and will be subordinate to the obligations of EP I and Emeritus to Meditrust, and to the rights of Meditrust against Emeritus and EP I, under the Lease and the Lease Documents
(as that term is defined in the Lease).
Accordingly, the System acknowledges and agrees for the direct benefit of Meditrust (on which Meditrust may rely) as follows:


      (a) It has been provided with a true and correct copy of the Lease and the Lease Documents and it has reviewed the same and is familiar with the terms and conditions thereof.

      (b) The payment of any and all amounts due to the System under this Agreement or under any other agreement executed pursuant hereto, including, but not limited to, the Economic
Interest Assignment, shall be and hereby is subordinated and made junior to the complete and prior payment and performance as and when due of all fees, indebtedness, liabilities, obligations and other amounts due or owing from or by Emeritus or EP I under the Lease Documents; provided, however, that for so long as (A) (i) there is no Event of Default under the Lease or event outstanding which, with the giving of notice or the passage of time or both, would constitute an Event of Default under the

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

Lease or (ii) Meditrust (pursuant to any of the Lease Documents) shall not have commenced to exercise any right or remedy under the Lease
Documents and (B) after giving effect to any such payment, Emeritus and EP I will be able to continue to comply with all of their obligations under the Lease Documents, then EP I shall be permitted to make any payments which are then due and owing to the System under this Agreement or under any other agreement executed pursuant hereto, including, but not limited to, the Economic Interest Assignment.

     (c) In the event the System receives any payments in contravention of the terms of this Agreement, whether or not it has been provided with notice of the existence of such Event of Default or any other event by Meditrust or Emeritus, it shall receive and hold those payment in trust for the benefit of Meditrust and it shall immediately remit the same to Meditrust.

     (d) In the event of any voluntary or
involuntary insolvency, bankruptcy, receivership, custodianship, readjustment of debt, arrangement, composition, assignment for the benefit of creditors or other similar proceedings relative to Emeritus or EP I or any of their property (the
"Triggering Events"), then and in any such event:

     (i) any payment or distribution of any
     character, which would otherwise (but for the terms hereof be payable or deliverable in respect of the amounts owed to the System shall be paid or delivered directly to Meditrust until any and all amounts due under the Lease Documents shall have been paid in full;

     (ii) upon the written request of Meditrust, the System shall provide, enforce and endeavor to obtain payment of the aggregate outstanding amount of all unpaid payments due and payable to the System or thereafter becoming due and payable from Emeritus or EP
     I to the System and shall turn over to
     Meditrust, in precisely the form received, any such unpaid payment of any kind or character on account of such amounts owed to the System for application to the payment of all amounts then due by Emeritus or EP I under the Lease Documents. In the event that the System fails to take any such action requested by Meditrust, Meditrust, as attorney in fact for the System for the limited purpose of enforcing and obtaining such payments, with full power of substitution, may take such action on behalf of the System, but for the use and benefit of Meditrust. This limited power of attorney, being coupled with an interest, shall be irrevocable until all of the amounts due by Emeritus or EP I under the Lease Documents are fully paid and performed. The power of attorney conferred on Meditrust is provided solely to protect the interests of Meditrust and shall not impose any duty on Meditrust to exercise any such power and Meditrust, as such attorney-in-fact, shall not be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence, breach of fiduciary duty to System or wilful misconduct;

     (iii) System shall execute and deliver to Meditrust all such further instruments confirming the authorization referred to in the foregoing clauses (i) and (ii) and any powers of attorney specifically confirming the rights of Meditrust arising hereunder and all such proofs of claim, assignments of claim and other instruments and shall take all such other actions as may be requested by Meditrust in order to enable Meditrust to enforce any and all claims upon or in respect of any and all amounts due by Emeritus or EP
     I under the Lease Documents and to collect any and all payment or distributions which may be payable or deliverable to System after the occurrence of the aforementioned
     Triggering Events at any time upon, or with respect to, such amounts.

     (e) The subordination provisions provided for
herein shall not be affected, modified or impaired
in any manner or to any extent by: (i) any
renewal, replacement, amendment, extension,
substitution, revision, consolidation,
modification or termination of any of the Lease
Documents, (ii) the validity or enforceability of
any of the Lease Documents, (iii) the release,
sale, exchange or surrender, in whole or in part,
by Meditrust of any collateral which it is holding
as security for the performance by EP I or
Emeritus of its or their obligations under the
Lease Documents, (iv) any exercise or non-exercise
of any right, power or remedy in respect of any
amounts due under the Lease or (v) any waiver,
consent, release, indulgence, extension, renewal,
modification, delay or other action or inaction or
omission in respect of the amounts now or
hereafter due from Emeritus or EP I under the
Lease, in each instance whether or not the System
had notice or knowledge thereof or consents
thereto.

          Any and all rights granted by Emeritus
and EP I to the System under this Agreement or under any other documents executed pursuant hereto, may at the option of Meditrust be terminated in the event that upon the occurrence of an Event of Default under the Lease, Meditrust elects either to terminate the Lease or to re-take possession of the Ridgeland Facility; provided, however, that concurrently with such termination, the rights granted to Emeritus and its subsidiaries, including EP I, under the License
Agreement shall also terminate, it being understood and agreed that Meditrust shall have no right to succeed to the rights granted to Emeritus thereunder even in the event it retakes possession of the Ridgeland Facility, and the Initial Payment and the Subsequent Payment, if applicable, shall be returned to the System upon written demand therefor.

     (g) Meditrust shall have no liability to the System for any payments due to the System under this Agreement or under any document executed pursuant to this Agreement, it being understood and agreed that the System's sole recourse for such payments shall be solely to Emeritus or EP I, as appropriate.

      (h) In consideration for the agreements of the System set forth in this Section 3, Emeritus and EP I do hereby agree to provide the System with copies of any and all notices of default which may be provided by Meditrust to either
Emeritus or EP I under any of the Lease Documents;
provided, however, that the System acknowledges and agrees for the benefit of Emeritus, EP I and Meditrust, that the giving of such notice shall not be construed in any manner as granting the System any right to cure any such default under the Lease Documents or to otherwise interfere with or affect the rights granted to Meditrust under the Lease Documents upon the occurrence of a default thereunder.

     4. LICENSING AGREEMENT. Concurrently with the granting of the Economic Interest, Emeritus and the System will enter into a Licensing Agreement under which Emeritus and its subsidiaries, including but not limited to, EP I, will be granted the right to use the System's name in connection with the marketing of the Ridgeland
Facility. The License Agreement shall be in form and substance substantially the same as the License Agreement attached hereto as Exhibit A.


     5. DEVELOPMENT, OWNERSHIP AND OPERATION OF
     ADDITIONAL FACILITIES.

     (a) From and after the Effective Date,
Emeritus and/or the System will use its or their commercially reasonable efforts to have satisfied the following conditions (the "Release and Development Conditions") by no later than the second anniversary of the Effective Date (the
"Release and Development Period"): (i) Emeritus shall have secured a release (as hereinafter defined) of the Ridgeland Facility from the Lease and (ii) Emeritus and the System shall have commenced (as hereinafter defined) no less than two Additional Facilities in the Jackson, Mississippi metropolitan area.

     (b) For purposes hereof, (i) Emeritus will be deemed to have secured a release of the Ridgeland
Facility from the Lease in the event it is able to either (A) convert the Lease to a mortgage in favor of Meditrust but only if such mortgage clearly provides that it is not cross defaulted or cross collateralized to any other agreements between Emeritus and its affiliates, on the one hand, and Meditrust and its affiliates, on the other hand, or any other lender or an affiliate thereof or (B) acquire title to the Ridgeland
Facility by conveying to Meditrust title to another property in substitution for the Ridgeland
Facility in accordance with the Substitution of Properties provisions of the Lease and (ii)
Emeritus and the System will be deemed to have commenced no less than two Additional Facilities in the event they have acquired title to property upon which the same will be constructed, secured any necessary zoning permits and approvals necessary for the construction thereof, secured a building permit with respect to the construction thereof and commenced construction thereof within any time period required for the validity of such building permits or on such earlier date as may be specified by agreement of Emeritus and the System, it being understood and agreed that construction of such Additional Facilities shall not be required to be completed as of the end of the Release and Development Period in order for the Release and Development Conditions to be satisfied.

     (c) Emeritus shall provide the System with written notice (the "Condition Satisfaction
Notice") of the date upon which it believes that Release and Development Conditions have been satisfied (the "Condition Satisfaction Date"). The
Condition Satisfaction Notice from Emeritus shall be final and binding upon the System unless objected to by the System within ten (10) days after the receipt thereof. In the event the System objects to the date specified in the Condition
Satisfaction Notice, it shall be required to provide Emeritus with written notice of its objection and details concerning the bases therefor and the date which is believes constitutes the Condition Satisfaction Date (the
"Objection Notice"). Emeritus and the System shall have a period of twenty (20) days after Emeritus' receipt of the Objection
Notice to negotiate in good faith with respect to the Condition Satisfaction Date and failing that shall submit the same to binding mediation before a mediator selected by mutual agreement of the parties.

     (d) Within ten (10) days after the later of the receipt of the Condition Satisfaction Notice or the date on which the Condition Satisfaction
Date is determined by agreement of the parties or mediation, (A) the System will (i) reimburse
Emeritus for 50% of any equity provided by Emeritus in order to secure the release of the Ridgeland Facility from the Lease (the "Equity
Reimbursement Payment"), it being understood and agreed that for purposes hereof, the System shall have no obligation to reimburse Emeritus for any fees paid or expenses reimbursed to Meditrust in consideration for the release of the Ridgeland
Facility from the Lease and (ii) reimburse
Emeritus for 50% of any working capital advanced by Emeritus from the date of this Agreement to the Condition Satisfaction Date in connection with the operation of the Ridgeland Facility in excess of the amount financed as part of the Original
Meditrust Investment (as that term is defined in the Lease) (the "Working Capital Reimbursement
Payment"); provided, however, that the System shall receive a credit against the aggregate amount of the Equity Reimbursement Payment and the Working Capital Reimbursement Payment in an amount equal to the Initial Payment and (B) Emeritus will take such action as may be necessary to convey title to the Ridgeland Facility to a limited liability company (the "Ridgeland LLC"), in which Emeritus or a subsidiary of Emeritus and the System or a subsidiary of the System are the sole members, with each of Emeritus and the System holding a SO% interest therein, which limited liability company shall be formed pursuant to Articles of Organization and operated pursuant to an Operating Agreement in such forms as may be mutually acceptable to the parties ( the "Ridgeland LLC Documents") and (C) Emeritus and the System shall enter into a Management Agreement which shall vest in Emeritus responsibility for the day to day operations of the Ridgeland
Facility and the Additional Facilities, which Management Agreement shall be in form and substance mutually acceptable to each of the System and Emeritus.

     (e) In the event at the time Emeritus and the System have agreed to acquire title to any land or otherwise enter into any contractual relationship with respect to either or both of the Additional
Facilities the Ridgeland Facility is still subject to the Lease or the Ridgeland Facility has been released from the Lease but is subject to a mortgage in favor of Meditrust, Emeritus and the System shall form one or more additional limited liability companies (the "New LLCs") through which they shall pursue the development, ownership and operation of such Additional Facilities, it being understood and agreed that for so long as the Ridgeland Facility is owned or financed by Meditrust, the Ridgeland LLC cannot engage in any business other than the ownership or operation of Meditrust financed or owned facilities. The
Articles of Organization and Operating Agreements with respect to the New LLCs shall be in form and substance substantially the same as the Ridgeland
LLC Documents or in such other form as may be mutually acceptable to each of Emeritus and the System.

     In the event at the time Emeritus and the System have agreed to acquire title to any land or otherwise enter into any contractual relationship with respect to either or both of the Additional
Facilities, the Ridgeland Facility has been released from the Lease and is not subject to a mortgage in favor of Meditrust, Emeritus and the System shall have the option of either forming a New LLC through which they shall purse the development, ownership and operation of such Additional Facilities or doing so through the Ridgeland LLC.

     (g) In the event Emeritus and the System elect for any reason to pursue the development, ownership and operation of one or more of the Additional Facilities through the Ridgeland LLC, including, but not limited to, in the event
Meditrust elects to finance either of both of such Additional Facilities and accordingly consents to the development, ownership and operation of such Additional Facilities by the Ridgeland LLC,
Emeritus and the System shall enter into such amendment to the Operating Agreement with respect to the Ridgeland LLC as they mutually deem to be necessary and appropriate.

     (h) Emeritus and the System agree that any and all costs incurred from and after the Condition Satisfaction Date in connection with the development, ownership and operation of the Additional Facilities, including, but not limited to, any equity required to secure financing for the construction thereof and any working capital, shall be shared by them on a 50-50 basis;
provided, however, that in no event shall the System be required to provide its guarantee in connection with any financing secured for such development or operation.

     6. FAILURE OF THE RELEASE AND DEVELOPMENT
     CONDITIONS.

     (a) In the event either or both of the
Release and Development Conditions have not been satisfied as of the end of the Release and Development Period, the System will have the right exercisable on written notice to Emeritus delivered no later than thirty (30) days after the end of the Release and Development Period (the
"Election Notice") either:

     (i) to demand the return of the Initial
     Payment, in which case the Economic Interest
     Assignment and the Licensing Agreement shall be null and void and of no further force and effect as of the date of the Election Notice;
     or

     (ii) to continue in effect the relationship described in Paragraphs 2, 4 and 5, above, in exchange for the following actions by the
     System: (A) increase its deposit by another
     One Hundred Thousand and no/100 Dollars
     ($100,000) (the "Subsequent Payment"), for an aggregate deposit with respect to the Ridgeland Facility of Two Hundred Thousand and no/100 Dollars ($200,000), (B) pay to Emeritus an amount equal to the Working
     Capital Reimbursement Payment, (C) upon
     request, confirm in writing the rights
     granted to Emeritus under the License
     Agreement and (D) from and after the date thereof, be responsible on a 50-50 basis with Emeritus for any working capital required in connection with the operation of the Ridgeland Facility in excess of the amount financed as part of the Original Meditrust
     Investment, it being

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

     understood and agreed that in such event, the System shall have no right, title or interest in and to any of the Facilities.

     (b) In the event the System fails to provide
Emeritus with written notice of its election pursuant to Section 6(a) within the thirty (30) day period specified therein, it shall be deemed to have elected the option provided for in Section
6(a)(i).

     (c) In consideration for the Subsequent
Payment and the Working Capital Reimbursement, the
System will have those additional rights with respect to the Ridgeland Facility as are set forth in the Economic Interest Assignment Agreement.

     7. ANCILLARY SERVICES. Emeritus and EP I agree that any and all ancillary services which may from time to time be offered by the Ridgeland
Facility to its residents, including but not limited to, rehabilitation therapy services and pharmacy services, shall be provided under contract with the System or its affiliates on terms mutually agreed upon by both Emeritus and the System; provided, however, that nothing herein shall be construed as requiring the Ridgeland
Facility to contract with the System at rates which are not competitive with other ancillary and pharmaceutical service providers in the Jackson, Mississippi market or to continue to contract with the System in the event the System fails to provide the services for which it has been retained in accordance with the terms of such service agreements or otherwise breaches its obligations thereunder.

     8. FINANCIAL REPORTS/INSPECTION OF BOOKS AND
RECORDS. On or before the twenty fifth (25th) day of each month, EP I shall provide the System with monthly operating financial statements for the Ridgeland Facility for the immediately preceding month, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall include a statement of cash flows and a comparison of each item reflected therein for the current period and year to date to the budgeted amounts with respect thereto. In addition, the System shall have the right on reasonable notice and during normal business hours to inspect the books, records and accounts of the Ridgeland Facility.

     9. AMENDMENT AND MODIFICATION OF THE LEASE
DOCUMENTS. For so long as the System holds the Economic Interest, neither Emeritus nor EP I will amend, modify, extend, replace, consolidate, renew or terminate any of the terms of the Lease
Documents in a manner which would adversely affect the rights of the System hereunder without the prior written consent of the System, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall be construed as prohibiting Emeritus and EP I from terminating the Lease Documents in accordance with the terms thereof which have been disclosed to the System, it being understood and agreed that such termination may adversely affect the rights of the System hereunder.



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


     10. MISCELLANEOUS.


     (a) This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and may not be amended or modified except by written instrument signed by the parties hereto.

     (b) In the event of a dispute among the
parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

     (c) Each of the parties has had an
opportunity to participate in the drafting of this Agreement and to be represented by counsel in connection therewith. Accordingly, in the event of a dispute between the parties hereto with respect to the interpretation of any term or provision hereof, no provision shall be read so as to favor or disfavor either party hereto.

     (d) This Agreement may be executed in
counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute but one and the same instrument.

     (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that neither party shall have the right to assign its rights or obligations hereunder, without the prior written consent of the other party hereto, which consent may be withheld in its sole and absolute discretion, it being understood and agreed that the rights and obligations provided for in this Agreement are personal to the parties hereto.

          Nothing herein is intended to confer a
benefit on any person or entity not a party hereto other than Meditrust, which is and shall be an intended beneficiary of the provisions of Paragraph 3 hereof.

     IN WITNESS WHEREOF, the parties hereby
execute this Agreement as of the day and year first set forth above.


                    MISSISSIPPI BAPTIST HEALTH
                    SYSTEMS, INC.

                    By:
                    Its:

                    EMERITUS CORPORATION

                    By:  /s/ Raymond R. Brandstrom
                           -----------------------
                    Its: President


                         9
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                    EMERITUS PROPERTIES I, INC.

                    By:  /s/ Raymond R. Brandstrom
                           -----------------------
                    Its:  President














































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